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                                                                    EXHIBIT 21.1

                       ROSS SYSTEMS, INC. AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES

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         SUBSIDIARY                                            PLACE OF INCORPORATION
         ----------                                            ----------------------
 1. Cardinal Data Corporation                                  Massachusetts, USA
 2. Ross Systems (U.K.) Ltd.                                   United Kingdom
 3. RossData Canada Limited                                    Canada
 4. Ross Computer Software B.V.                                The Netherlands
 5. Ross Systems Nederland B.V.                                The Netherlands
 6. Ross Systems Europe N.V.                                   Belgium
 7. Pioneer Software, Inc.                                     California, USA
 8. Ross Systems Deutschland GmbH                              Germany
 9. Ross Systems Iberica                                       Spain
10. Bizware Corporation                                        New Jersey, USA
11. Ross Software International PTE, Ltd.                      Singapore
12. Ross Software International (HK), Ltd.                     Hong Kong
13. Ross Systems Canadian Holdings, Inc.                       Delaware
14. Hi Point Systems Corporation                               Ontario, Canada
15. Resynt, Inc.                                               Delaware, USA
16. Ross Systems Auckland Limited.                             New Zealand
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